SETTLEMENT AND RELEASE AGREEMENT

         This Settlement and Release Agreement (herein referred to as the "Agreement") is entered into as of July 24, 2003, by General Communication, Inc. on its behalf and on behalf of its officers, directors, employees, representatives, insurers, agents, affiliated entities, predecessors, successors and assigns (herein referred to as "GCI") and WorldCom, Inc. and certain of its direct and indirect subsidiaries, on their behalf and on behalf of their officers, directors, employees, representatives, insurers, agents, affiliated entities, predecessors, successors and assigns (herein referred to collectively as "Debtors").

                                    RECITALS

         A. The Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code on July 21, 2002 (the "Petition Date") (1) in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). Debtors are continuing to operate their business and manage their properties as a debtor-in-possession pursuant to 11 U.S.C. ss.ss. 363, 1107(a) and 1108.


         B. Prior to the Petition Date, GCI and the Debtors were parties to the following agreements: (a) Contract for Alaska Access dated January 1, 1993 as amended by Amendments 1 through 7; (b) Standard Agreement for the Provision of Billing and Collection Services dated November 1, 1998, as amended, by Amendment 1; (c) MCI Telecommunications Corporation Services Contract dated April 7, 1998;
(d) United States Postal Service Managed Network Services Subcontract dated August 13, 1999; (e) various data services agreements and service orders for the provision of private line services to various locations in Alaska; and (f) various data services agreements and service orders for the provision of frame relay services to various locations in Alaska (collectively, the "Agreements"). GCI continues to provide services to the Debtors pursuant to the terms of the Agreements.

         C. On January 20, 2003, GCI filed proofs of claim against certain of the Debtors in the aggregate amount of $12,911,048 for services provided prior to the Petition Date (the "Claims"). In addition, GCI asserted a right of setoff in the amount of $1,697,337 allegedly owed to Debtors against prepetition amounts owed to GCI.

         D. The Debtors have determined to assume the Agreements. The parties desire to resolve all outstanding issues relating to the Claims without the expense, inconvenience and uncertainty of litigation over the amount and validity of the Claims and the parties have agreed to compromise and settle all the claims that have been asserted, could have been asserted, or which could be asserted in the future by GCI against the Debtors and all the claims that have been asserted, could have been asserted, or which could be asserted in the future by the Debtors


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1 Certain of the Debtors filed their voluntary petitions for relief on November
8, 2002. For purposes of this Agreement, the parties are treating July 21, 2002 as the Petition Date.


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against GCI relating to the Claims and the Agreements. The parties do not compromise or settle claims based on conduct after the date of this Agreement.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the above Recitals incorporated herein, the mutual promises, covenants and representations contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

         1. Assumption of Agreements. The Debtors shall seek Bankruptcy Court approval to assume the Agreements and pay the agreed cure costs as set forth in paragraph 2(c) below. In addition, the parties shall enter into and execute the Eighth Amendment to the Contract for Alaska Access, a copy of which is attached as Exhibit A.

         2. Treatment of GCI's Claim. The parties hereby agree to resolve GCI's prepetition claim as follows:

                  (a) GCI will reduce its total prepetition claim of $12,911,048 by $799,777, which will leave GCI with a prepetition claim in the amount of $12,111,271.

                  (b) GCI shall be entitled to setoff $1,048,552 of the amount that it owes the Debtors against the amounts owed to GCI by the Debtors, leaving an outstanding GCI claim of $11,062,719.

                  (c) In connection with the assumption of the Agreements, the $11,062,719 GCI claim shall be paid to GCI as a credit against GCI's future purchase of services from the Debtors. This credit shall exist until it is exhausted and may be used by GCI to purchase any and all types of services from any one or more of the Debtors.

                  (d) GCI shall pay MCI WORLDCOM Network Services, Inc. the outstanding prepetition payable balance of $648,785 no later than 30 days after the appropriate approval has been obtained as set forth in paragraph 5, provided no appeals have been filed and are pending relating to this Agreement.

         3.       Releases.

                  (a) In consideration of the obligations as set forth in this Agreement, GCI hereby releases, acquits and forever discharges Debtors, their officers, directors, employees, representatives, insurers, attorneys, assigns and agents, past, present and future, and their affiliated entities, predecessors and successors, past, present and future, from any and all claims, causes of action or liability. It is intended, among other things, that this Agreement discharge and release, and it hereby does discharge and release all claims, known or unknown, suspected or unsuspected, which GCI has, or may have had, or may have in the


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future against Debtors; however, nothing herein shall constitute a release of the obligations of the parties as set forth in writing in this Agreement, or any documents or pleadings executed or filed in connection therewith. This release does not release claims based on conduct by Debtors after the date of this Agreement.

                  (b) In consideration of the obligations as set forth in this Agreement, Debtors hereby release, acquit and forever discharge GCI, its officers, directors, employees, representatives, insurers, attorneys, assigns and agents, past, present and future, and its affiliated entities, predecessors and successors, past, present and future, from any and all claims, causes of action or liability, excepting and excluding preference claims as defined in section 547 of the Bankruptcy Code. It is intended, among other things, that this Agreement discharge and release, and it hereby does discharge and release all claims, known or unknown, suspected or unsuspected, which Debtors have, or may have had, against GCI; however, nothing herein shall constitute a release of the obligations of the parties as set forth in writing in this Agreement, or any documents or pleadings executed or filed in connection therewith. This release does not release claims based on conduct by GCI after the date of this Agreement.

         4. Reliance on Counsel and Independent Judgment. Each of the parties agrees that no representations or statements have been made by either of the parties or their attorneys inducing the parties to execute this Agreement, other than as set forth in writing herein. The parties acknowledge, agree and represent that they are relying solely on the advice of their own counsel and on the independent judgment and discretion of their own representatives and attorneys.

         5. Bankruptcy Court Approval. The parties agree to comply with the terms and provisions of (a) Order Pursuant to Sections 105(a) and 363(b) of the Bankruptcy Code and Bankruptcy Rule 9019(b) Authorizing the Establishment of Procedures to Settle Certain Prepetition and Postpetition Claims, which was entered on October 8, 2002 (Docket No. 1509) and (b) Order Approving Setoff Procedures and Expedited Dispute Resolution Procedures for De Minimis Post-Petition Billing Disputes With Utility Companies, which was entered on October 7, 2002 (Docket No. 1493), in seeking approval of this Agreement. The provisions of this Agreement will be binding on the parties on the first business day after the parties have complied with the notice requirements set forth in those orders; provided no appeals have been filed and are pending relating to this Agreement.

         6. Amendment of Proof of Claim. GCI agrees that after the appropriate approval has been obtained as set forth in paragraph 5, provided no appeals have been filed and are pending relating to this Agreement, that GCI will amend the Claims to reflect that $0 is due and owing to GCI.

         7. Successors and Assigns. The terms of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of any party hereto.

         8. Entire Agreement. The Agreement reflects the entire Agreement


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between the parties, and no statements, promises or inducements made by anyone that are not contained herein shall be valid or binding, unless in writing and executed by all parties hereto.

         9. Attorney Fees. If any party institutes any suit or action to enforce any of the terms of this Agreement, the substantially prevailing party shall be entitled to recover such sum as the court may judge reasonable as attorneys' fees at trial and on any appeal, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction).

         10. Governing Law. The terms of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York exclusive of its choice of law provisions..

         11. Continuing Jurisdiction. The Bankruptcy Court shall have exclusive jurisdiction to resolve any disputes with respect to the subject matter hereof, and the parties hereto expressly consent to same.

         12. Counterparts. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original copy, and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

         13. Authority. Each party represents and warrants that it has the authority to enter into, and be bound by, this Agreement.

         14. Headings. The headings in this Agreement are for convenience of reference only and are not a material part of this Agreement.


GENERAL COMMUNICATION, INC.                  WORLDCOM, INC.


By: /s/                                      By: /s/
Name: William C. Behnke                      Name: David T. Smorodin
Title: Senior Vice President                 Title: Chief Litigation Counsel